PROSPECTUS and				PRICING SUPPLEMENT NO. 18
PROSPECTUS SUPPLEMENT, each		effective at 12:30 PM ET
Dated January 12, 1999			Dated August 6, 1999
CUSIP: 24422ELH0				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,097,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				11 August 1999

Maturity Date:					17 September 2001

Principal Amount:					$60,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 15 Basis Points

Initial Interest Determination Date:	9 August 1999

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 15th
                                          Sept, Dec, Mar, June
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 15th
                                          Sept, Dec, Mar, June
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Goldman Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 99.75% of the
aggregate principal amount
of the Senior Notes.


Goldman Sachs & Co.